UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                           June 22, 2000 (May 3, 2000)

                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

    Delaware                        0-20872                      41-0518430
 (State or other               (Commission File                (I.R.S Employer
 jurisdiction of                    Number)                  Identification No.)
incorporation or
  organization)


             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203

               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 861-8140


                                 Not applicable

          (Former name or former address, if changed since last report)

EXPLANATORY NOTE:

          This amendment to the Current Report on Form 8-K filed May 18, 2000 relates to the acquisition of certain producing and nonproducing oil and gas properties from Tipperary Corporation on May 3, 2000. The purpose of this amendment is to file the underlying Purchase and Sale Agreement dated April 10, 2000 as an exhibit to this report and to indicate that financial statements for the acquired properties and pro forma financial information are not required to be filed with this report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On May 3, 2000, St. Mary Land & Exploration Company (the "Company"), through a subsidiary, acquired certain producing and nonproducing oil and gas properties in the Williston Basin in eastern Montana and western North Dakota from Tipperary Corporation for a purchase price of $7.6 million in cash. The transaction was consummated pursuant to a Purchase and Sale Agreement dated April 10, 2000, effective as of March 1, 2000.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)    Financial statements of businesses acquired.

          Financial statements for the acquired properties are not required to be filed with this report.

     (b)    Pro forma financial information.

          Pro forma financial statements which give effect to the acquisition of the acquired properties are not required to be filed with this report.

     (c)    Exhibits.

          The following exhibit is furnished as part of this report:

          Exhibit 10.1 Purchase and Sale Agreement dated April 10, 2000, effective as of March 1, 2000; between Nance Petroleum Corporation and Tipperary Oil & Gas Corporation *

     ---------------
     *  Filed herewith.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ST. MARY LAND & EXPLORATION COMPANY

Date: June 22, 2000            By /s/ MARK A. HELLERSTEIN
                               --------------------------
                               Mark A. Hellerstein
                               President and Chief Executive
                               Officer

Date: June 22, 2000            By /s/ RICHARD C. NORRIS
                               ------------------------
                               Richard C. Norris
                               Vice President - Finance,
                               Treasurer and Secretary